Exhibit 3.116

For Ministry Use Only			Ontario Corporation Number
[GRAPHIC APPEARS HERE]	Ministry of		1595099
Consumer and
Ontario	Business Services
CERTIFICATE		CERTIFICAT
This is to certify that these articles
are effective on
NOVEMBER 07 2003

[illegible signature]
Director
Business Corporations Act

ARTICLES OF INCORPORATION

Form 1
Business
Corporations
Act	1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
	Y	E	L	L	O	W	C	A	R	D	P	R	O	D	U	C	T	I	O	N	S		I	N	C

2. The address of the registered office is:
147 LIBERTY STREET
(Street & Number or R.R. Number & if Multi-Office Building give Room No.)

					TORONTO												ONTARIO						M	6	K	3	G	3
	(Name of Municipality or Post Office)																						(Postal Code)

															minimum								maximum
	3. Number (or minimum and maximum number) of directors is/are:															1						-	10

	4. The first director(s) is/are: First name, middle names and surname									Address for service, giving Street & No. or R.R. No., Municipality, Province, Country and Postal Code															Resident Canadian ? Yes or No

	ADAM HAIGHT									30 Sir Williams Lane Toronto, Ontario M9A 1V1																YES

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

There are no restrictions on the business the Corporation may carry on or on the powers the Corporation may exercise.

Form 1 Business Corporations Act

6. The classes and any maximum number of shares that the corporation is authorized to issue:

The Corporation is authorized to issue an unlimited number of common and/or preferred shares.

7. Rights, priviléges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

See Schedule 1

Form 1 Business Corporations Act

SCHEDULE 1

1.	PREFERRED SHARES:

The said preferred shares shall have the attached thereto the following rights, privileges, restrictions and conditions:

1. The holders of the preferred shares shall in each fiscal year of the Corporation in the discretion of the directors, but always in preference and priority to any payment of dividends on the common shares for such year, be entitled, out of any or all profits or surplus available for dividends, to non-cumulative dividends at a rate to be fixed from time to time by the directors; if in any fiscal year, after providing for the full dividend on the preferred shares, there shall remain any profits or surplus available for dividends, such profits or surplus or any part thereof may, in the discretion of the directors, be applied to dividends on the common shares the holders of preferred shares shall not be entitled to any dividend other than, or in excess of, the non-cumulative dividends at the rate hereinbefore provided for.

2. The preferred shares shall rank, both as regards dividends and return of capital, in priority to all other shares of the Corporation but shall not confer any further right to participate in the profits or assets.

3. Subject to the provisions of the Business Corporations Act, the Corporation may redeem, upon giving notice as hereinafter provided, the whole or any part of the preferred shares on payment for each share to be redeemed of the amount per share paid up thereon, together with all dividends declared thereon and unpaid; in case a part only of the then outstanding preferred shares is at any time to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the directors in their discretion shall decide or if the directors so determine, may be redeemed pro rata, disregarding fractions, and the directors may take such adjustments as may be necessary to avoid the redemption of fractional parts of shares. Not less than 80 days notice in writing of such redemption shall be given by mailing to the registered holders of the shares to be redeemed, specifying the date and place or places of redemption; if notice of any such redemption be given by the Corporation in the manner aforesaid and an amount sufficient to redeem the shares be deposited with any trust company or chartered bank in Canada as specified in the notice on or before the date fixed for redemption, dividends on the preferred shares to be redeemed shall cease after the date so fixed for redemption and the holders thereof shall thereafter have no rights against the Corporation in respect thereof except, upon the surrender of certificates for such shares, to receive payment therefore out of the moneys so deposited. After the redemption price of such shares has been deposited as aforesaid, notice shall be given to the holders of any preferred shares called for redemption who have failed to present the certificates representing such shares within two months of the date specified for redemption that the money has been so deposited and may be obtained by the holders of the said preferred shares upon presentation of the certificates representing such shares called for redemption at the said trust company or chartered bank.

4. The Corporation shall have the right at its options at any time and from time to time to purchase the whole or any part of the preferred shares pursuant to tenders received by the Corporation upon request for tenders addressed to all holders of preferred shares, or with the unanimous consent of all the holders of all issued preferred shares, from any holder or holders thereof, at the lowest price at which, in the opinion of the directors, such shares are obtainable but not exceeding the amount per share paid upon thereon, together with all dividends declared thereon and unpaid. If in response to an invitation for tenders, two or more shareholders submit tenders at the same price and if such tenders are accepted by the Corporation in whole or in part, then, unless the Corporation accepts all such tenders in whole, the Corporation shall accept such tenders in proportion as nearly as may be to the number of shares offered in each such tender.

SCHEDULE 1

5. In the event of the liquidation, dissolution or winding-up of the Corporation, or other distribution of is assets, whether voluntary or involuntary, the holders of the preferred shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of any other shares, an amount per share paid upon thereon and any dividends declared thereon and unpaid and no more.

6. Subject to the provisions of the Business Corporations Act, the holders of the preferred shares shall not, as such, have any voting rights for the election of directors or for any other purpose nor shall they be entitled to attend shareholders meetings.

COMMON SHARES:

The said common shares shall have the attached thereto the following rights, privileges, restrictions and conditions:

1. The holder of the common shares shall be entitled to one vote for each common share held at all meetings of the shareholders, except meetings at which only holders of another specified class of shares are entitled to vote.

2. Subject to the rights, privileges, retrictions and conditions attaching to any other class of shares of the Corporation, the holders of the common shares shall be entitled to receive any dividend declaared by the Corporation and to receive the remaining property of the Corporation upon liquidation, dissolution, winding-up or other distribution of assets.

8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

The right to transfer shares of the Corporation shall be restricted in that no shares shall be transferred without the consent of:

(a) all of the directors of the Corporation expressed by a unanimous resolution passed at a meeting of the board of directors at which all directors are present or by an instrument or instruments in writing signed by all of the directors; or

(b) the holders of more than 50% of the outstanding shares of the Corporation expressed by a resolution passed at a meeting of such shareholders or by an instrument or instruments in writing signed by the holders of more than 50% of such shares.

Form 1 Business Corporations Act

9. Other provisions if any:

1. The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than 50, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder;

2. any invitation to the public to subscribe for securities of the Corporation is prohibited;

Form 1 Business Corporations Act	3. the Corporation shall be entitled to a lien on a share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation; and

4. the directors may, without authorization of the shareholders, borrow money on the credit of the Corporation; issue, sell or pledge debt obligation of the Corporation; charge, mortgage, hypothecate or pledge all or any currently owned or subsequently acquired real or personal, moveable or immoveable property of the Corporation, including book debts, rights powers, franchises and undertakings, to secure any present or future indebtedness, liabilities or other obligations of the Corporation; and subject to the Business Corporations Act (Ontario), give a guarantee on behalf of the Corporation to secure performance of an obligation of any person.

	10. The names and addresses of the incorporators are: First name, middle names and surname or corporate name	Full address for service or address of registered office or of principal place of business giving street & No. or R.R.No., municipality and postal code

	ADAM HAIGHT	30 Sir Williams Lane Toronto, Ontario M9A 1\’1

Form 1 Business Corporations Act

These articles are signed in duplicate.

Signature of incorporatior(s)/

[GRAPHIC APPEARS HERE]
ADAM HAIGHT

DYE & DURHAM Corporation Form8-on-Disk